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Exhibit 23.1
                                                                          MORGAN
                                                                         COMPANY
                                                           CHARTERED ACCOUNTANTS






                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of MIV Therapeutics Inc. (the "Company") on Form 10-KSB of our Auditors' Report, dated August 29, 2002, on the balance sheet of the Company as at May 31, 2002, and the related statements of operations and deficit, cash flows, and stockholders' equity for the year ended May 31, 2002.

In addition, we consent to the reference to us under the caption "Experts" in the Registration Statement.




Vancouver, Canada                                             "Morgan & Company"

August 30, 2002                                            Chartered Accountants